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                                                                   EXHIBIT 10.29

                    GUARANTY AND SUBORDINATION AGREEMENT

          THIS GUARANTY AND SUBORDINATION AGREEMENT (this "Agreement") is made as of May 7, 1997 to and for the benefit of Wilmington Trust Company, not in its individual capacity but solely as Trustee for the benefit of 747 Inc., Delford
M. Smith and King, Christian Inc., as Owner Participants under the Second Amended and Restated Trust Agreement, dated as of September 29, 1995 (the "Lessor"), by Evergreen International Aviation, Inc., an Oregon corporation (the "Guarantor").

                                    RECITALS

          WHEREAS, Lessor and Evergreen International Airlines, Inc. ("Lessee") have entered into the Lease Agreement, dated as of February 25, 1986, as amended by the Amended and Restated Lease Agreement dated as of August 31, 1987, and by the Second Amended and Restated Lease Amendment dated as of September 29, 1995, and propose to enter into a Third Amendment to Lease Agreement (as so amended, the "Lease");

          WHEREAS, Lessor is unwilling to enter into the Lease unless the parties hereto enter into this Agreement in order to secure the obligations of the Lessee under the Lease;

          WHEREAS, FINOVA Capital Corporation (the "Lender") and Lessor, as borrower, have entered into a Secured Loan Agreement, dated as of May 7, 1997;

          WHEREAS, the Lender has required, as a condition to the loan under the Loan Agreement, the execution and delivery of this Agreement by the Guarantor.

          NOW, THEREFORE, in order to induce the Lessor to enter into the Third Amendment to Lease Agreement and the Lender under the Loan Agreement, the Guarantor covenants and agrees with the Lessor as follows:

          1. Definitions. All terms not otherwise defined herein shall have the meanings given such terms in the Lease.

          2. Guaranty. (a) The Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety to the Lessor the full and faithful payment and performance of all the obligations of the Lessee under the Lease (the

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"Guaranteed Liabilities"), including, without limitation, all Rent and the cost of any materials and labor and other expenses required for the Aircraft to satisfy the conditions set forth in Section 5 of the Lease.

          (b) In the event the Lessee shall fail to perform any of the Guaranteed Liabilities, the Guarantor shall forthwith perform or shall cause Lessee to perform such Guaranteed Liabilities within ten (10) Banking Days of the receipt of notice from the Lessor.

          3. Nature of Obligations. The guaranties provided for in Section 2:
(a) are the primary obligations of Guarantor; (b) are absolute, unconditional, present, and continuing guaranties of payment and performance and not just of collection; (c) shall not be subject to any recoupment, offset, counterclaim or defense based upon any claim that the Guarantor may have against the Lessor, the Lessee, any Owner Participant or any of the Obligors (as hereinafter defined);
(d) are independent of and in no way conditioned upon:

               (i) any attempt by the Lessor to collect from or enforce its rights against the Lessee;

               (ii) any attempt by the Lessor to collect from, or the exercise of any rights and remedies against, any person other than the Lessee who may at any time now or hereafter be primarily or secondarily liable for any or all of the Guaranteed Liabilities, including, without limitation, any other maker, endorser, surety, or guarantor of all or a portion of the Guaranteed Liabilities or any person who is now or hereafter a party to any of the Operative Documents (all of the aforementioned being herein called collectively the "Obligors" and individually an "Obligor"); and

               (iii) any resort or recourse to or against any security or collateral now or hereafter pledged, assigned, or granted to the Lessor under the provisions of any instrument or agreement, or otherwise assigned or conveyed to it; and

(e) are independent of and in no way limited, modified, waived or terminated by:

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               (i) any extension or indulgence in respect of the performance of any covenant, agreement, term or condition, under any Operative Document;

               (ii) any amendment or modification of or addition or supplement to or deletion of any of the terms of any Operative Document, or any assignment, mortgage, pledge or transfer of any thereof or of any interest therein;

               (iii) any compromise, waiver, release, consent, extension, indulgence or other action or inaction in respect of any of the terms of any Operative Document;

               (iv) any exercise or non-exercise by the Lessor of any right, power, privilege or remedy under or in respect of any Operative Document, or any waiver of any such right, power, privilege or remedy or of any default in respect of any Operative Document;

               (v) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or similar proceeding with respect to the Lessee or any of its properties;

               (vi) any limitation of the liability or obligations of the Lessee under the terms of any Operative Document which may now or hereafter be imposed by any statute, regulation or rule of law, or any invalidity or unenforceability, in whole or in part, of such Operative Document or any term thereof;

               (vii) any merger or consolidation of the Lessee, any corporate Owner Participant or the Guarantor into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Lessee, any corporate Owner Participant or the Guarantor to any other person;

               (viii) any indebtedness of the Lessee to any other person;

               (ix) any claim, set-off, deduction or defense that the Lessee or may have against the Lessor whether hereunder or under any Operative Document or independent of or unrelated to the transactions contemplated by the Operative Documents;

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               (x) any change in law;

               (xi) any sale, transfer or other disposition of any right, title to or interest in any Operative Document, unless in connection therewith a guaranty agreement from the third party, in form and substance reasonably satisfactory to the Lessor, is delivered in substitution for this Agreement;

               (xii) any change in the ownership of any shares of capital stock of Lessee;

               (xiii) to the extent as may be waived by applicable law, the benefit of all principles or provisions of law, statutory or otherwise, which may be in conflict with the terms hereof, including, without limitation, any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor's obligation in proportion to the principal obligation;

               (xiv) any disability or other defense of the Lessee with respect to any Guaranteed Liability under any Operative Document, including the effect of any statute of limitations that may bar the enforcement of any Guaranteed Liability under any Operative Document;

               (xv) any failure of the Lessor to file or enforce a claim in bankruptcy or other proceeding with respect to any entity;

               (xvi) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding; or

               (xvii) any other circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against the Guarantor (it being agreed that the obligations of the Guarantor hereunder shall not be discharged except by payment or performance as herein provided).

          4. Waiver. The Guarantor waives, to the extent permitted by applicable laws: (a) notice of the execution and delivery of the Operative Documents; (b) notice of

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the Lessor's acceptance of and reliance on this Agreement or of the creation of any of the Guaranteed Liabilities; (c) notice of any of the matters referred to in Section 3 hereof; (d) all notice required by statute, rule of law, or otherwise to preserve any rights against the Guarantor hereunder or under any of the Operative Documents, including, without limitation, any demand, proof, or notice of non-payment of any of the Guaranteed Liabilities by the Lessee or any other Obligor and notice of any failure or default on the part of the Lessee or any other Obligor to perform or comply with any term of any of the Operative Documents to which the Lessee or any other Obligor is a party; (e) until such time as the provisions of this Agreement are no longer in effect, any right to subrogation, reimbursement, and indemnity against any property or other security servicing at any time as collateral for any or all of the Guaranteed Liabilities or under any of the Operative Documents; and (f) any other circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against the Guarantor (it being understood that the obligations of the Guarantor hereunder shall not be discharged except by payment or performance as herein provided). To the extent that the Guarantor has any claim (arising by right of subrogation, indemnification, or otherwise) against the Lessee or the Owner Participant, arising on account of this Agreement or the obligations of the Guarantor hereunder and any such claim would cause a payment or other benefit to the Lessor to be deemed to be preferential under the applicable provisions of the Federal Bankruptcy Code or other similar law, the Guarantor hereby waives and releases the Lessee from each and every such claim.

          5. Subordination, Waiver of Rights of Subrogation. All rights that the Guarantor may at any time have against the Lessee for the Guaranteed Liabilities (including rights of subrogation, exoneration, reimbursement and contribution and whether arising under applicable law or otherwise), and all obligations that the Lessee may at any time have arising by virtue of the Guarantor's obligations hereunder or any payment made pursuant hereto are expressly subordinated to the prior performance in full of the Guaranteed Liabilities. The Guarantor agrees not to enforce any of the rights, or attempt to obtain payment or performance of any of the obligations subordinated pursuant to this Section 5 until the Guaranteed Liabilities have been paid, observed and performed in full. If any amount shall be paid to or recovered by the Guarantor (whether directly or by way of set-off, recoupment or counterclaim) on account of any right or obligation subordinated pursuant to this Section 5, such amount shall be held in trust by the Guarantor for the benefit of the Lessor, not commingled with any of the Guarantor's other funds and forthwith paid over to the Lessor, in the exact form received, together with any necessary endorsements, to be applied and credited against, or held as security for, the Guaranteed Liabilities and the obligations of the Guarantor hereunder.

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          6. Representations and Warranties and Covenants of the Guarantor. The
Guarantor makes the following representations, warranties and covenants:

          (a) The Guarantor is a corporation duly organized and validly existing in good standing over the laws of the State of Oregon and has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under this Agreement. The Guarantor is duly qualified to do business as a foreign corporation in each jurisdiction in which failure to so qualify would have a material adverse effect on its financial condition or on its ability to perform its obligations under this Agreement.

          (b) The execution and delivery by the Guarantor of this Agreement:

               (i) has been duly authorized by all necessary corporate action and does not require any stockholder approval or the approval or consent of or notice to any trustee or holders of any indebtedness or obligations of the Guarantor;

               (ii) does not conflict with or result in any violation of the certificate of incorporation or any other charter documents of the Guarantor or any agreement or instrument or any applicable law, by which the Guarantor or an Affiliate thereof or the properties or assets of any of them are bound; and

               (iii) does not require the authorization, consent or approval of, the giving of notice to, the registration with or the taking of any other action by or in respect of any governmental authority, agency or judicial body, or the taking of any other action under any Applicable Law except for those that have been or, on or before the date hereof will have been, duly made, given or accomplished.

          (c) This Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and by general principles of equity.

          (d) There are no pending or, to the knowledge of the Guarantor, threatened actions or proceedings before any court or administrative agency or arbitrator which could, if adversely determined, materially adversely affect the financial condition

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of the Guarantor or the ability of the Guarantor to perform its obligations under this Agreement.

          (e) The Guarantor has filed or caused to be filed all material tax returns which are required to be filed by it and has paid or caused to be paid all taxes which has been shown to be due and payable by such returns or (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) tax assessments received by the Guarantor to the extent that such taxes have become due and payable.

          (f) No documents prepared and furnished by the Guarantor to the Lessor in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein (in the case of statements referred to in paragraph (e), as of the date made) not misleading.

          (g) The Guarantor is the parent corporation of Lessee and, by virtue thereof, has a financial interest in the transactions contemplated by the Operative Documents.

          (h) The execution and delivery by the Guarantor of this Agreement and each Operative Document to which it is a party are not, and the performance by the Guarantor of its obligations under each will not be, inconsistent with its charter or bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to it, and do not and will not contravene the provisions of, or constitute a default or result in the creation of any Lien upon any property of the Guarantor under any indenture, mortgage, contract, agreement or other instrument to which it is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the talking of any action in respect of or under any federal, state or local governmental authority or agency, except such as has been obtained, given or accomplished.

          (i) The Guarantor shall furnish to the Lessor from time to time, with reasonable promptness, such other information regarding the business, operations, affairs and financial condition of the Guarantor as the Lessor may reasonably request;

          (j) The Guarantor shall permit, as may be reasonably requested, any duly authorized representatives of the Lessor at all reasonable times: to examine its books and records, to take memoranda and extracts therefrom and to make copies thereof; to visit

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and inspect its properties and operation; and, upon notice to the Guarantor, to discuss the affairs, finances and accounts of the Lessee or the Owner Participant with any of its trustees, directors, employees or accountants.

          (k) The Guarantor shall at all times maintain (i) its existence in good standing under the laws of Oregon, and (ii) its right to transact business in each jurisdiction in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would preclude the Guarantor from enforcing its rights or meeting its obligations under or with respect to any Operative Documents.

          (l) The Guarantor shall give prompt written notice to the Lessor, in form and detail satisfactory to the Lessor, of any litigation or governmental proceeding pending or, to its knowledge, threatened against the Guarantor which, if adversely determined, could reasonably be expected to have a material adverse effect on its financial condition or on its ability to perform its obligations under this Agreement.

          (m) The Guarantor by entering into of this Agreement hereby covenants and agrees that it will not at any time institute against the Lessee make a voluntary filing with respect to itself or cause the Lessee to make a voluntary filing with respect to itself in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any United Stated Federal or state bankruptcy or similar law.

          (n) The Guarantor shall furnish to the Lender:

                    (i) within 90 days of the first, second and third quarterly fiscal periods in each fiscal year of the Guarantor, a copy of:

                         (A) a balance sheet of the Guarantor as at the end of such quarter setting forth comparative form the figures for the end of the corresponding period of the preceding fiscal year;

                         (B) statements of income and retained earnings of the Guarantor for such quarterly period, setting forth in comparative form the figures for the corresponding period of the preceding year;

                    (ii) within 120 days after the end of each fiscal year of the Guarantor, a copy of:

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                         (A) a consolidated balance sheet of the Guarantor as at
          the end of such year; and

                         (B) consolidated statements of income and retained earnings and of cash flow of the Guarantor for such year setting forth in each case in comparative form the figures for the previous fiscal year, together with a certificate of the chief financial officer of the Guarantor certifying that such statements are true and accurate.

          7. Enforcement Expenses. The Guarantor shall indemnify and hold harmless the Lessor against any loss, liability, or reasonable out-of-pocket expenses, including reasonable attorneys' fees and disbursements and any other fees and disbursements, that may result from any failure of the Guarantor to pay or perform any of the Guaranteed Liabilities when and as due and payable.

          8. Delay and Waiver by the Lessor. No delay by the Lessor in the exercise of, or failure to exercise, any right, remedy, or power accruing upon any default or failure of the Guarantor in the performance of any obligation under this Agreement shall impair any such right, remedy, or power or shall be construed to be a waiver thereof, but any such right, remedy, or power may be exercised from time to time and as often as may be deemed by the Lessor expedient. In order to entitle the Lessor to exercise any right, remedy or power reserved to it in this Agreement, it shall not be necessary to give any notice to the Guarantor. If the Guarantor shall default in the performance of any obligation under this Agreement, and such default should thereafter be waived by the Lessor, such waiver shall be limited to the particular default so waived. No waiver, amendment, release, or modification of this agreement shall be established by conduct, custom, or course of dealing. All obligations of the Guarantor and the rights of the Lessor shall be in additional to, and not in limitation of, those provided by Applicable Law.

          9. Consent to Assignment. Guarantor acknowledges that Borrower, as Lessor under the Lease has assigned its rights under the Lease and this Guaranty to Lender under the First Priority Chattel Mortgage and Security Agreement, dated as of the date hereof, and that, pursuant to Section 22 of the Lease, Lessee has consented thereto. Guarantor hereby consents to such assignment and agrees that, upon the occurrence of an Event of Default under and as defined in the Loan Agreement, Guarantor shall perform all of its obligations hereunder for, and at the direction of, the Lender, as assignee of Lessor.

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          10. Notices and Communications. All notices and other communications hereunder shall be given in writing (along with all required copies) as provided in the Lease, or if to the Guarantor, at 3850 Three Mile Lane, McMinnville, Oregon 97128.

          11. Governing Law: Consent to Jurisdiction. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN AND SHALL BE GOVERNED AND INTERPRETED BY THE LAWS OF THE STATE OF ARIZONA WITH RESPECT TO AGREEMENTS MADE BY RESIDENTS OF THE STATE OF NEW YORK AND TO BE WHOLLY PERFORMED WITHIN SAID STATE AND THE RIGHTS OF THE LESSOR HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT TO THE EXTENT THAT THE LAW OF SOME OTHER JURISDICTION MAY BE MANDATORILY APPLICABLE TO PROCEEDINGS TAKEN FOR THE ENFORCEMENT OF THE RIGHTS OF THE LESSOR HEREUNDER; PROVIDED, HOWEVER, THAT ANY REMEDIES HEREIN PROVIDED WHICH SHALL BE VALID UNDER THE LAWS OF THE JURISDICTION WHERE PROCEEDINGS FOR THE ENFORCEMENT HEREOF SHALL BE TAKEN SHALL NOT BE AFFECTED BY ANY INVALIDITY THEREOF UNDER THE LAWS OF THE STATE OF. If any provision of this Agreement shall be held invalid or inapplicable to any circumstance or in any jurisdiction, such invalidity or inapplicability shall not affect any other provision hereof or any other agreement between the parties hereto which can be given effect without regard to the invalid provision, nor to the same provision to the extent valid or enforceable in any other applicable jurisdiction, nor shall any such inapplicability to any circumstance affect the applicability of such terms to any other or different or subsequent circumstance, all of such terms, conditions or provisions are deemed severable. The Guarantor and the Lessor each hereby agrees that all actions or proceedings initiated by Guarantor and arising directly or indirectly out of this Agreement may be litigated in the Superior Court of Arizona, Maricopa County or the United States District Court for the District of Arizona and any action or proceeding initiated by Lessor and arising directly or indirectly out of this Agreement may be litigated in either such jurisdiction or in any other jurisdiction in which the Aircraft, the Guarantor or any of its assets may be located, at Lessor's discretion. Each party hereby expressly submits and consents in advance to such jurisdiction and venue in any action or proceeding commenced by either party in any of such courts, and hereby waives personal service of the summons and complaint, or other process of papers issued therein, and agrees that such service of the summons and complaint may be made by registered mail, return receipt requested, addressed to either party, at the respective addresses referred to Section 10 hereof. Each party waives any claim that Phoenix, Arizona the District of Arizona or such other jurisdiction is an inconvenient forum or an improper forum based on lack of

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venue. Should either party, after being so served, fail to appear or answer any summons, complaint, process or paper so served within 30 days after the mailing thereof, each party acknowledges that as a result thereof, an order and/or judgment may be entered by either party against the other as demanded or pleaded for in such summons, complaint, process or papers. The choice of forum set forth herein shall not be deemed to preclude the enforcement by either party of any judgment in any other appropriate jurisdiction.

          12. Waiver of Trial by Jury. GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING BROUGHT BY IT OR BY THE LESSOR INVOLVING DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATING TO, OR CONNECTED WITH THE OPERATIVE DOCUMENTS.

          13. No Withholding; Gross Up.

               (a) All payments hereunder shall be made without deduction by reason of any defense, set-off or counterclaim of any kind, nature or description whatever.

               (b) All payments hereunder shall be made free and clear of, and without deduction for, any taxes, levies, imposts, charges, duties, fees or withholding of any nature whatsoever now or hereafter imposed by or within any governmental authority or pursuant to any governmental rule or regulation or any administrative subdivision or taxing authority thereof or therein, respectively, unless the obligor is compelled by law to deduct or withhold such taxes, levies, imposts, charges, duties or fees, in which event the obligor shall pay to the Lessor such additional amounts as shall result in the effective receipt by the Lessor of the gross amount of all sums due the Lessor under the Operative Documents had no such deduction or withholding been made.

          14. Successors and Assigns. All covenants and agreements of the Guarantor set forth in this Agreement shall bind the Guarantor and its successors and assigns and shall inure to the benefit of, and be enforceable by, the Lessor and its successors and assigns.

          15. Miscellaneous. Neither this Agreement nor any them hereof may be terminated, amended, supplemented, waived, released, or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver, release, or modification is sought. Whenever used herein, the singular feminine, or neuter gender shall include all genders.

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Whenever used herein, the word "person" or "persons" shall mean and include a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision or agency thereof, or an estate or trust. If any term of this Agreement or any obligation hereunder shall be held to be invalid, illegal, or unenforceable, the remainder of this Agreement and any other application of such term shall not be affected thereby. The paragraph and section headings of this Agreement have been inserted for convenience only and shall not modify, define, limit, or expand the express provisions hereof. This Agreement may be executed in duplicate originals or in several counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument, and it shall not be necessary in making proof hereof to produce or account for more than one such duplicate original or counterpart.

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          IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered by their duly authorized officers as of the day and year first written above.

                                        EVERGREEN INTERNATIONAL AVIATION, INC.


                                        By: /s/ Carolyn S. Fox
                                            ------------------------------------
                                        Name: Carolyn S. Fox
                                        Title: Treasurer


                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely as
                                        Owner Trustee


                                        By: /s/ David A. Vanaskey, Jr.
                                            ------------------------------------
                                        Name: David A. Vanaskey, Jr.
                                        Title: Senior Financial Services Officer

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